UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2004

TRIPATH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(408) 750-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 18, 2004, BDO Seidman, LLP, the independent registered public accounting firm previously engaged as the principal accountant to audit the Registrant’s financial statements (the “Former Accountant”), resigned.

The report of the Former Accountant on the financial statements for the fiscal year ended December 31, 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. The Former Accountant did not report on the Registrant’s financial statements for the fiscal year ended December 31, 2002, as these financial statements were reported on by another independent registered public accounting firm.

In connection with its audit for the fiscal year ended December 31, 2003 and through October 18, 2004, except for the disagreement referred to herein, there has been no disagreement with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements if not resolved to the satisfaction of the Former Accountant would have caused it to make reference thereto in its report.

On October 18, 2004, the Former Accountant provided the Registrant with a letter citing what the Former Accountant asserts are two material weaknesses over the Registrant’s internal financial controls: one regarding the lack of effectiveness of the Registrant’s Audit Committee and the other regarding the lack of controls in place to estimate distributor returns in accordance with SFAS No. 48. The Registrant does not agree that there is a material weakness regarding estimation of distributor returns in accordance with SFAS No. 48. The Registrant is actively recruiting a new director candidate to join the Registrant’s Board of Directors and Audit Committee. Such candidate will meet the financial expert definition promulgated by the Securities Exchange Commission (the “Commission”). Following such candidate’s appointment, the Registrant believes that there will be no material weakness regarding the effectiveness of its Audit Committee.

While the Audit Committee has not discussed such disagreements with the Former Accountant, the Registrant’s Audit Committee authorized the Registrant’s Chief Financial Officer to discuss the matters disclosed in this Form 8-K with the Former Accountant. The Registrant has provided the Former Accountant with a copy of the statements contained in this report and has requested that it furnish the Registrant with a letter addressed to the Commission stating whether or not it agrees with the statements herein. A copy of such letter, dated October 22, 2004, is filed as Exhibit 16.1 to this report on Form 8-K.

The Audit Committee has commenced the process of identifying and engaging a new independent registered public accounting firm. The Audit Committee has authorized the Former Accountant to respond fully to the inquiries of its successor accountant (when appointed). The decision by the Former Accountant to terminate the client-auditor relationship was not recommended by, nor was approval sought from, the Audit Committee.

ITEM 8.01 OTHER EVENTS

In various separate conversations, including most recently on October 21, 2004, representatives of the Former Accountant orally advised the Registrant that it had concerns regarding the appropriate accounting for $1.3 million of product that was returned to one of the Registrant’s distributors (the “Distributor”) by the Distributor’s customers. The Registrant had shipped $1.5 million of product to this Distributor in June 2004. The Distributor paid the Registrant for all of this product in July 2004. The Registrant recognized revenue of $1.5 million on this product in its financial statements for the quarter ended June 30, 2004, on the basis of a report provided by the Distributor. In September 2004, the Registrant was advised by the Distributor that it had accepted a return of approximately $1.3 million. The Registrant will not accept a return from the Distributor.

The Registrant’s Audit Committee has directed the Registrant’s Chief Financial Officer to investigate this matter and report the findings to the Audit Committee. As a result of the investigation, the Registrant may restate its financial statements for the quarter ended June 30, 2004 as filed in the Registrant’s Quarterly Report on Form 10-Q filed August 6, 2004, increase significantly its sales return reserve for the quarter ended September 30, 2004, or make other adjustments.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit Number	Description
16.1	Letter of BDO Seidman LLP, dated October 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH TECHNOLOGY INC.

Date: October 22, 2004	/s/ Clarke Seniff
Clarke Seniff
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Description
16.1	Letter of BDO Seidman LLP, dated October 22, 2004